Exhibit 4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated July 22, 2005, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 20-F for the year ended April 30, 2005, included in this Form 6-K into the Company’s previously filed Registration Statement File Numbers 333-134835, 333-131314, 333-128173, 333-128875, 333-128873 and 33-11828.

/s/ BDO Stoy Hayward LLP
________________________
BDO Stoy Hayward LLP
London, England

June 30, 2006